REFERRAL AGREEMENT

THIS REFERRAL AGREEMENT is entered into as of November 17, 2015 between Tactex Asset Management Inc., a body corporate, and having its head offices located at 481 Viger West, Suite 200 Montreal, Québec, H2Z 1G6 (hereinafter referred to as “Tactex”), and Epcylon Technologies, Inc., a body corporate, and having its head offices located at 34 King Street East, Suite 1010, Toronto, Ontario, M5C 2X8 (hereinafter referred to as the “Referring Party”).

WHEREAS:

A.

Tactex is registered with securities regulatory authorities as a Portfolio Manager in each of the jurisdictions listed in Schedule “A” hereto, as may be amended by written agreement of parties’ from time to time.

B.	The Referring Party has entered into a separate agreement with Tactex in connection with software and other materials that the Referring Party will license and make available to Tactex.

C.	The Referring Party is not registered with securities regulatory authorities in any jurisdiction.

D.

Tactex and the Referring Party wish to document a referral arrangement under the terms of which the Referring Party may from time to time refer potential clients to Tactex with respect to such Persons receiving portfolio and wealth management services from Tactex.

NOW THEREFORE THIS AGREEMENT WITNESSETH for and in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), it is agreed by and between the Parties hereto as follows:

ARTICLE I
INTERPRETATION

1.01	Definitions

In this Agreement, the recitals and the Schedules and in any amendments hereto or thereto, unless the context otherwise requires or unless otherwise defined in any such Schedule or amendment, the following words and phrases shall have the meaning set forth after them:

“Accounts” means existing accounts opened by Tactex for a Referred Client.

“Affiliate” shall have the meaning given to it in the Securities Act (Québec).

“Agreement” means this Referral Agreement and all Schedules and all instruments supplemental hereto or in amendment or confirmation hereof, and “hereof”, “hereto”, “herein”, “hereunder” and similar expressions mean and refer to this Agreement and not to any particular article, section or clause.

“Applicable Laws” means, with respect to any Person, property, transaction, event or other matter, any law, rule, statute, regulation, order, judgment, decree, treaty or other requirement having the force of law in Canada relating or applicable to such Person, property, transaction, event or other matter.

“Business Day” means any day that Tactex at its head office in Montreal, Quebec is open for business and excludes Saturdays, Sundays and Canadian statutory holidays.

“Party” means a Party to this Agreement and any reference to a Party includes its successors and permitted assigns; “Parties” means every “Party.”

“Person” is to be broadly interpreted and includes an individual, corporation, partnership, trust, unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government or any executors, administrators or other legal representatives of any individual in such capacity.

“Referred Clients” mean any client of Tactex who has been referred to Tactex by the Referring Party for the purpose of such Person opening and maintaining one or more Accounts with Tactex.

1.02	Currency

All dollar amounts referred to in this Agreement are in Canadian funds except as otherwise noted.

1.03	Divisions & Headings

Articles and section headings are not considered part of this Agreement, are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents thereof and shall not affect the construction or interpretation hereof.

1.04	Clause, Section and Schedule References

Unless the context requires otherwise, references in this Agreement to Articles, clauses, sections or Schedules are to Articles, clauses, sections or Schedules of this Agreement.

1.05	Gender & Number

In this Agreement, words importing the singular include the plural and vice versa and words importing genders include all genders.

1.06	Obligations As Covenants

Each obligation of a Party provided herein, even though not expressed as a covenant, shall be considered for all purposes to be a covenant.

1.07	Business Days

If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day that is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

1.08	Amendment

No amendment of this Agreement will be effective unless made in writing and signed by the Parties.

ARTICLE II
REFERRALS

2.01	Agreement to Make Referrals

(1)

During the term of this Agreement, subject to the terms and conditions hereof, the Referring Party may refer Persons to Tactex in order for such Persons to open and maintain a separately managed Account with Tactex, and become a Referred Client, as and when appropriate, and in a diligent, ethical and responsible manner.

(2)

During the term of this Agreement, subject to the terms and conditions hereof, Tactex agrees to provide portfolio and wealth management services to Referred Clients and to provide a level of service to Referred Clients who open an Account that is no less than the level of service provided to other clients of Tactex receiving similar services.

(3)	In connection with this Agreement:

(a)	the Referring Party shall only refer Persons to Tactex who are resident in the jurisdictions set forth in Schedule “A”; and,

(b)	upon identifying a Persons who may have an interest in opening an account with Tactex, the Referring Party shall, with the express consent of such Person, refer such Person to Tactex as follows:

(i)	the Referring Party, in cooperation with Tactex, shall arrange an initial meeting between such Person and Tactex; and,

(ii)	Tactex shall complete its customary account opening process for such Person prior to providing any services to the Referred Client.

(4)

In opening Accounts, Tactex shall comply with all Applicable Laws. Without limiting the foregoing, this shall include the provision of a referral disclosure document to a Referred Client, in the form of Schedule “B” hereto as it may be amended from time to time.

(5)

After the referral described in clause 2.01(3)(b) is made, Tactex shall be solely responsible for the acceptance and servicing of the Referred Client with regard to the Account. Nothing herein shall obligate Tactex to open an Account. Furthermore, the Referring Party acknowledges that the Account opening process and/or the ongoing operation of an Account shall be at the sole discretion of Tactex and subject to its standard account opening requirements and procedures, as amended from time to time.

(6)	Notwithstanding anything to the foregoing, it is acknowledged by the Parties that the Referral Agreement contemplated herein is non-exclusive to either Party.

2.02	Compliance With Laws

Tactex covenants and agrees that it is responsible, personally and on behalf of its its directors, officers, employees and agents, for compliance with all Applicable Laws with respect to the services delivered to a Referred Client. Without limiting the foregoing, it shall be the responsibility of Tactex to:

a)	complete all necessary regulatory documents, know-your-client, suitability and anti-money laundering and anti-terrorism inquiries in connection with the Accounts and the Referred Clients;

b)	carrying out all activity requiring registration that results from this Agreement; and

c)	communicating with the Referred Clients with regard to the Account.

The Referring Party covenants and agrees that it is responsible, personally and on behalf of its Affiliates and their respective directors, officers, employees and agents (collectively the “Referring Group”) for compliance with all Applicable Laws with respect to the activities contemplated by this Agreement. Without limiting the foregoing, it shall be the responsibility of the Referring Party:

a)

to ensure that members of the Referring Group do not undertake or perform any action that may necessitate that any Referring Party obtain registration under applicable securities laws, including but not limited to, providing any information regarding specific securities or services performed by Tactex, attesting to any merits, characteristic, quality, feature or potential returns of any services performed by Tactex, or completing any document related to the opening of an Account with Tactex by a Referable Client;

b)	to ensure that no member of the Referring Group states or infers that he is acting on behalf of Tactex in any manner beyond what is contemplated in this Agreement;

c)

to ensure that members of the Referring Group do not not make any recommendation or otherwise represent to the Referred Client that a specific trade is suitable for that client or another person or company; and,

d)	to ensure that members of the Referring Group do not not accept any instructions from the Referred Client in respect of the operation of the Account.

ARTICLE III
COMPENSATION

3.01	Compensation

(1)	Tactex shall pay to the Referring Party compensation for the referral of Referred Clients in accordance with Schedule “C” hereto, as it may be amended from time to time.

(2)

Except for the compensation set out in clause 3.01(1), neither Tactex nor its Affiliates shall otherwise be liable to any member of the Referring Group for the payment of any remuneration, fee, cost, expense or other amount, except as may subsequently be agreed to in writing between the Parties.

(3)

Tactex will calculate the compensation payable as described in clause 3.01(1) each calendar quarter as described in Schedule “C” hereto. All compensation payments in respect of a calendar quarter will be paid to the Referring Party within 30 calendar days after the completion of such calendar quarter. Tactex and the Referring Party may adjust the compensation payable under this Agreement from time to time, at the request of either Party, to the extent there has been an overpayment or underpayment of compensation.

(4)

Tactex shall report the compensation payable to the Referring Party under this Agreement which report will include sufficient information relating to the Accounts opened with Tactex at the end of the relevant period, and sufficient information to allow the Referring Party to confirm the compensation payable for each Referred Client.

(5)

Tactex and the Referring Party agree to maintain complete and accurate records relating to the compensation paid under this Agreement. Each Party agrees to preserve such records for a reasonable period of time or as may be prescribed by law and, at the request of the other Party to provide reasonable access to such records to such other Party. Tactex, on reasonable request, will provide to the Referring Party, the information the Referring Party needs to confirm the accuracy of the compensation reporting provided by Tactex.

(6)

Notwithstanding the termination of this Agreement by either Party, Tactex shall continue paying compensation to the Referring Party in respect of Accounts opened under this Agreement as of the effective date of termination, in accordance with clause 3.01(1).

ARTICLE IV
CONFIDENTIALITY, NON-DISCLOSURE & NON-SOLICITATION

4.01	Confidentiality

(1)

Each Party (the “Disclosing Party”) shall regard as confidential and proprietary all of the information communicated to it by the other Party (the “Receiving Party”) in connection with this Agreement including, without limitation, the terms of this Agreement.

(2)	Neither Party shall, without the other Party’s prior written consent, at any time:

a)	use such information for any purpose other than in connection with the performance of its obligations under this Agreement; or

b)

disclose any portion of such information to third parties, excluding a Party’s Affiliates and their respective employees, agents or subcontractors which are directly performing services for the Party in connection with this Agreement.

(3)

The Parties shall cause each of their Affiliates, and their respective directors, officers, employees, agents and subcontractors who have access to such information to comply with the terms and conditions of Article 4 in the same manner as the Party is bound hereby, with each Party remaining responsible for the actions and disclosures of any such Affiliates, and their directors, officers, employees, agents and subcontractors. In addition, except as otherwise provided herein, neither Party shall, without the other Party’s prior written consent, disclose to third parties any information or discussions regarding this Agreement unless required by Applicable Law. The Parties agree that any breach of Article 4 by a Party, its affiliates and their respective employees, agents and subcontractors shall cause irreparable injury, that the non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and that the breaching Party waives any requirement for the securing or posting of any bond in connection with such remedy.

(4)	Notwithstanding the foregoing, the Parties’ obligations pursuant to Article 4 shall not apply to:

a)	information that, at the time of disclosure, is, or after disclosure becomes part of, the public domain other than as a consequence of a Party’s breach;

b)	information that was known or otherwise available to the Receiving Party prior to the disclosure by the Disclosing Party;

c)

information disclosed by a third Party to the Receiving Party after the disclosure by the Disclosing Party, if such third Party’s disclosure neither violates any obligation of the third Party to the Disclosing Party nor is a consequence of the Receiving Party’s breach;

d)	information that a Disclosing Party authorizes, in writing, for release; or

e)	information that is required to be disclosed under operation of law.

(5)	Each Party shall provide to the other Party upon request a copy of its policy as regards the collection, storage and use of personal information.

4.02	Non-Disclosure and Non-Solicitation By Tactex

(1)

During the term of this Agreement, Tactex shall not, and it shall cause its Affiliates not to: disclose client information obtained by Tactex as a result of the opening or operation of an Account pursuant to this Agreement, without the consent of the Referred Client or in order to comply with applicable legal requirements.

(2)

During the term of this Agreement, and for a period of one (1) year following its termination, Tactex shall not, without the prior written consent of the Referring Party, directly or indirectly, solicit for employment, offer to hire, retain, employ or otherwise engage any employee or consultant employed or retained by the Referring Party with whom Tactex has had contact in connection with this Agreement.

4.03	Permitted Solicitation

Clause 4.02(3) does not apply to generalized, non-targeted solicitations through (i) the publication of an advertisement or other public announcement or (ii) the use of a recruiting or employment agency to whom the name of an individual employed or engaged by the other Party has not been provided by the Party using the recruiting or employment agency.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.01	Representations & Warranties of Tactex

Tactex hereby represents and warrants to the Referring Party, and acknowledges that the Referring Party is relying on such representations and warranties, as follows:

a)	Tactex is a corporation validly subsisting under the laws of Canada. Tactex has the corporate power and authority to enter into this Agreement and to pay compensation under this Agreement;

b)	the execution and delivery of this Agreement by Tactex and the performance by Tactex of its obligations hereunder have been approved by all necessary corporate action on the part of Tactex;

c)

this Agreement constitutes a legal, valid and binding obligation of Tactex, enforceable against Tactex in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally from time to time in effect and except as such enforceability may be limited by general principles of equity;

d)

all authorizations, consents, orders or approvals of or registrations or declarations with any governmental or self-regulatory authority required to be obtained, effected or given by Tactex in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly obtained, effected or given and are in full force and effect;

e)

the entering into of, and the performance of its obligations under, this Agreement will not result in the violation of, contravene, breach or result in any default under any of the provisions of the constating documents or by-laws of Tactex or of any Applicable Laws or of any indenture or other agreement written or oral, to which Tactex is a Party or by which it is bound in connection with its business; and

f)

Tactex is qualified and registered with securities regulatory authorities in those provinces and territories of Canada as may be required to provide portfolio management services to clients resident in the provinces and territories listed on Schedule A.

5.02	Representations & Warranties of the Referring Party

The Referring Party hereby represents and warrants to Tactex, and acknowledges that Tactex is relying on such representations and warranties, as follows:

a)

the Referring Party is a corporation validly subsisting under the laws of Canada. The Referring Party has the corporate power and authority to enter into this Agreement and to receive compensation under this Agreement;

b)

the execution and delivery of this Agreement by the Referring Party and the performance by the Referring Party of its obligations hereunder have been approved by all necessary corporate or other action on the part of the Referring Party;

c)

this Agreement constitutes a legal, valid and binding obligation of the Referring Party, enforceable against the Referring Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally from time to time in effect and except as such enforceability may be limited by general principles of equity; and

d)

entering into of, and the performance of its obligations under, this Agreement will not result in the violation of, contravene, breach or result in any default under any of the provisions of the constating documents or by-laws of the Referring Party or of any indenture or other agreement written or oral, to which the Referring Party is a Party or by which it is bound in connection with its business.

ARTICLE VI
INDEMNITY

6.01	Indemnity

Each Party agrees to indemnify, defend and hold harmless the other Party, its Affiliates, and their respective directors, officers, partners, employees and agents (the “Indemnified Party”) from any and all losses, liabilities, damages, actions, claims, expenses and costs (including reasonable legal fees and expenses), whether by way of tort or contract, which result or arise in whole or in part from:

(a)

a breach of any duty, obligation, covenant, representation or warranty under this Agreement or any acts or omissions by the Indemnifying Party or its directors, officers, employees, agents or subcontractors in the course of its or their performance under this Agreement; or

(b)

a claim made by a Person which is not a Party to this Agreement against an Indemnified Party, with respect to a breach of any duty, obligation, covenant, representation or warranty under this Agreement or any acts or omissions by the Indemnifying Party or its employees, agents or subcontractors in the course of its or their performance under this Agreement;

provided that the Indemnified Party gives prompt written notice of the assertion of any such claim to the indemnifying Party, specifying in reasonable detail the circumstances and particulars of such claim. The indemnifying Party shall have 30 calendar days after receipt of such notice of claim to commence the conduct and control, through legal counsel of its own choosing and at its expense, of the settlement or defence thereof. Each Party that is an indemnified Party agrees to hold, for and on behalf of each indemnified Party that is not a Party hereto all rights to indemnity provided in this Section 6.01.

ARTICLE VII
TERMINATION

7.01	Termination By Tactex

This Agreement may be terminated by Tactex in the following circumstances:

(a)

in the event that there has been a material breach of this Agreement by the Referring Party or any member of the Referring Group which is not remedied after 30 days’ prior written notice thereof is given by Tactex;

(b)

in the event that, at any time during the term of this Agreement, there is an interpretation of existing Applicable Laws or a new Applicable Law affecting this Agreement, and the Parties cannot mutually agree, acting reasonably, on how or whether to comply with such interpretation or new Applicable Law;

(c)	upon at least ninety days’ prior written notice to the Referring Party; or

(d)	in the event of the insolvency or bankruptcy of the Referring Party.

7.02	Termination By The Referring Party

This Agreement may be terminated by the Referring Party in the following circumstances:

(a)	in the event that there has been a material breach of this Agreement by Tactex which is not remedied after 30 days’ prior written notice thereof is given by the Referring Party;

(b)

in the event that, at any time during the term of this Agreement, there is an interpretation of existing Applicable Laws or a new Applicable Law affecting this Agreement, and the Parties cannot mutually agree, acting reasonably, on how or whether to comply with such interpretation or new Applicable Law;

(c)	upon at least ninety days prior written notice to Tactex; or

(d)	in the event of the insolvency or bankruptcy of Tactex.

7.03	Termination of this Agreement

Any termination of this Agreement shall be without prejudice to the continuing right to pay and receive compensation as contemplated in Article III Section 3.01 Subsections (1), (2), (3), (4), (5) and (6). In addition, the following sections shall survive any termination and continue in full force and effect: Article IV Section 4.01 Subsections (1), (2), (3), (4) and (5), Section 4.02 Subsections (1), (2) and (3), Article VI Section 6.01 Subsections (a) and (b), Article VII Section 7.03 and Article VIII Section 8.11.

ARTICLE VIII
GENERAL

8.01	Notice

Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if personally delivered to the Party to whom it is given, sent by fax, or mailed, by prepaid registered mail, addressed to such Party:

(1)	In the case of notice to Tactex addressed as follows:

481 Viger West, Suite 200 Montreal, Québec H2Z 1G6
Attention: President

(2)	In the case of notice to the Referring Party addressed as follows:

34 King Street East, Suite 1010, Toronto, Ontario, M5C 2X8
Attention: President

or at such other address as the Party to whom such notice is to be given shall have last notified the Party giving the same in the manner provided in this section. Any notice mailed as aforesaid shall be deemed to have been given and received on the fourth business day of uninterrupted postal service next following the date of its mailing. Any notice delivered or sent by fax to the Party to whom it is addressed shall be deemed to have been given and received on the date it is received, provided that if such day is not a business day, then the notice shall be deemed to have been given on the business day next following such day.

8.02	Further Assurances

Each Party shall promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that the other Party may reasonably require, for the purposes of giving effect to this Agreement.

8.03	Independent Contractors

Nothing contained herein shall be deemed or construed to create any partnership or joint venture between Tactex and the Referring Party or Tactex and any Referring Party. All activities by the Parties under the terms of this Agreement shall be carried out by the Parties as independent contractors and not as agents for or employees of the other.

8.04	Successors and Assigns

This Agreement shall enure to the benefit of, and be binding on, the Parties, their successors and permitted assigns. No Party shall assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed.

8.05	No Other Terms

There are no conditions, warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

8.06	Waiver

A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the Party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other Party. The waiver by a Party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that Party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-compliance (whether of the same or any other nature).

8.07	Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.08	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable in that province and shall be treated, in all respects, as an Québec contract. The Parties attorn to the non-exclusive jurisdiction of the courts of Québec.

8.09	Taxes

In addition to the payment of the fees, charges and other amounts required to be paid under this Agreement, each Party shall bear and pay the taxes, levies, duties, customs and similar charges which are levied, assessed and exigible on that Party, by operation of Applicable Laws, as a result of the performance of this Agreement.

8.10	Force Majeure

If either Party is prevented from materially complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labour trouble, riot, war, rebellion, accident, failure or delay of any transportation, power or communications system, or other acts of God, then upon written notice to the other Party, the affected provisions and/or requirements of this Agreement shall be suspended during the period of such disability. During such period, the non-disabled Party may seek to have its needs, which would otherwise be met hereunder, met by others without liability to the disabled Party hereunder. The disabled Party shall make all reasonable efforts to remove such disability within 30 calendar days of giving notice of such disability. If the disability continues for more than 10 calendar days after the cessation of the reason for such disability, the non-disabled Party shall have the right to terminate this Agreement without further penalty, and neither Party shall thereafter have any further rights or obligations hereunder, except as set forth in section 8.11.

8.11	Survival

The provisions of Article III Section 3.01 (1), (2), (3), (4), (5) and (6), Article IV Sections 4.01 Subsections (1), (2), (3) and (4) and Section 4.02 Subsections (1), (2) and (3), Article VI Section 6.01 Subsections (a) and (b), Article VII, Section 7.03 and Article VIII Sections 8.11 hereof shall survive any termination of this Agreement.

8.13	Geographic Limitation

This Agreement is applicable only to the business and operations of the Parties carried on in Canada and is not intended to and does not apply in any other country.

8.14	Non-Exclusive Agreement

Each Party acknowledges that it does not have an exclusive arrangement with the other Party and that the other Party may have and may in the future enter into referral agreements with other persons for services similar to those provided to it by the other Party.

8.15	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties adopt any signatures received by a receiving fax machine as original signatures of the Parties; provided, however, that any Party providing its signature in such manner shall promptly forward to the other Party an original of the signed copy of this Agreement which was so faxed.

IN WITNESS WHEREOF the Parties have duly executed this Referral Agreement by their respective authorized representatives as of the date first written above.

TACTEX ASSET MANAGEMENT INC.

By:
Name:
Title:

EPCYLON TECHNOLOGIES INC.

By:
Name:
Title:

SCHEDULE “A”

LIST OF CANADIAN JURISDICTIONS

Each Referred Client shall be a resident of one of the following provinces:

•	Ontario
•	Quebec
•	Alberta
•	British Columbia

SCHEDULE “B”
DISCLOSURE CONCERNING REFERRAL ARRANGEMENT

(provided pursuant to OSC Rules and Regulations and Section 13.10 of National Instrument 31-103 registration requirements and exemptions)

TO:	Tactex Asset Management Inc
AND TO:	Epcylon Technologies Inc.

Name of each Party to the Referral	Tactex Asset Management Inc. (“Tactex”) AND Epcylon
Arrangement	Technologies Inc. (“Epcylon”).
Registration Status

Tactex is registered in the category of portfolio manager and exempt market dealer and is qualified to provide securities management services to its client to offer certain exempt products to its clients.

EPCYLON is not registered in any category under applicable securities legislation.
Purpose of the Referral	Epcylon has referred the undersigned client to Tactex so that Tactex can offer wealth management services to the undersigned client.
Conflicts of Interest

None, other than Epcylon will receive compensation from Tactex in connection with your account and Tactex may license certain technology from Epcylon in the course of delivering services to the client – see Referral Fee section below for more information relating to fees received by Tactex.

Referral Fee

Tactex shall pay the Referring Party a referral fee equal to the aggregate net management fees, performance fees and other commissions derived by Tactex from Accounts during a calendar quarter, less the following amounts that shall be retained by Tactex:

• 50 basis points calculated on total AUM held in the Accounts of Referred Clients during the relevant period (calculated daily); and,
• 25% of any Performance Fee charged to Account during the relevant period (calculated monthly), if and when applicable; and,
• Administrative costs of managing your Account

Under this arrangement, the client is a client of and will be dealing with Tactex. All securities advisory activity requiring registration resulting from the referral arrangement described above will be provided by Tactex, and none shall be carried out by Epcylon.

I acknowledge that I have received and read this Disclosure Statement describing the referral arrangement between Taxtex Asset Management Inc. and Liberty North Capital Corp.

Client Signature	Date

Name Of Client:	Witness:

SCHEDULE “C”

1.	NO DEDICATED TACTEX PORTFOLIO MANAGER.

Tactex shall pay the Referring Party a referral fee equal to the Net Aggregate Management Fees, Performance Fees and other Commissions derived by Tactex from the Accounts during a calendar quarter, less the following amounts that shall be retained by Tactex:

•	50 basis points calculated on total AUM held in the Accounts of Referred Clients during the relevant period (calculated daily); and
•	25% of any performance based fee charged to the Account during the relevant period (calculated monthly), if and when applicable.

Initially, no dedicated Tactex portfolio manager will be hired to service the Accounts. Accounts shall initially be serviced by Tactex’ existing advising representatives. If and when, in Tactex’ estimation, the workload relating to servicing the Accounts requires that Tactex to engage a resource dedicated to servicing the Accounts (a “Dedicated Portfolio Manager”), the referral fees paid to the Referring Party shall be calculated in accordance with Section 2 below.

“Net Aggregate Management Fees, Performance Fees And Other Commissions” shall mean gross revenues derived from the Accounts in the applicable period less applicable expenses, costs and charges relating to the Accounts. Tactex and the Referring Party agree that expenses, costs and charges to be deducted from Gross revenues derived from the Account shall include:

•	Salaries, payroll taxes and benefits paid to Tactex’ Dedicated Portfolio Manager servicing the Accounts, as agreed from time to time;
•	Fees paid by Tactex for the Dedicated Portfolio Manager to access the firm’s portfolio manager system;
•	Fees incurred by Tactex in connection with research, marketing and client reporting for the benefit of the Accounts;
•

A reasonable allocation relating to registration or other fees paid to governmental authorities by Tactex in connection with the servicing the Accounts and the activities of the Dedicated Portfolio Manager;

•	A reasonable proration of fees paid by Tactex to OBSI in connection with Accounts, activities and assets;
•	Any fees paid by Tactex to a custodian that are not charged to an Account;
•	Fees for IT services required by Tactex at a time and materials rate, as determined by Tactex from time to time;
•	Fees for services provided by the Tactex’ assistant advising representatives in servicing the Accounts at a time and materials rate, as determined by the Tactex from time to time;
•	Any other fees as agreed to from time to time.

2.	DEDICATED PORTFOLIO MANAGER.

If Tactex engages a Dedicated Portfolio Manager, Tactex shall pay the Referring Party a referral fee equal to the Net Aggregate Management Fees, Performance Fees and other Commissions (as defined below) derived by Tactex from Accounts during a calendar quarter, less the following amounts that shall be retained by Tactex:

•	30 basis points calculated on total AUM held in the Accounts of Referred Clients during the relevant period (calculated daily) if a Dedicated Portfolio Manager (as defined above) of Tactex is servicing the Accounts; and

•	25% of any performance based fee charged to the Account during the relevant period (calculated monthly), if and when applicable.

The referral fees do not include GST, PST or HST. GST, PST or HST, as applicable, which are in addition. Referring party acknowledges that GST, PST or HST may be currently payable on the said fee.